EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference of our report dated March 8, 2004, appearing in this Annual Report on Form 10-K of Valassis Communications, Inc. for the year ended December 31, 2003 in the following Registration Statements of Valassis Communications, Inc.:

Form	Registration No.	Description
Form S-8	33-59670	1992 Long-Term Incentive Plan
1992 Non-Employee Directors’ Stock Compensation Plan
Form S-8	333-00022	1992 Long-Term Incentive Plan
Form S-8	333-00024	Employees’ 401(k) Retirement Savings Plan
Employee Stock Purchase Plan
Employee and Director Restricted Stock Award Plan
Executive Restricted Stock Award Plan
Form S-8	333-52919	1992 Long-Term Incentive Plan
Form S-8	333-50466	Broad-Based Incentive Plan
Form S-8	333-74263	Amended and Restated 1992 Long-Term Incentive Plan
Form S-8	333-87162	Amended and Restated 1992 Long-Term Incentive Plan and Broad-Based Incentive Plan
Form S-8	333-104072	2002 Long-Term Incentive Plan
Form S-3	333-65824	Zero Coupon Senior Convertible Notes due 2021
Form S-3	333-107787	Senior Convertible Notes due 2033

DELOITTE & TOUCHE LLP

Detroit, Michigan

March 8, 2004